Switch Announces Fourth Quarter and Full Year 2021 Financial Results
Accelerating Investments to Meet Strong Demand for Switch’s Tier 5 Exascale Infrastructure
Annual Revenue of $592.0 million, Net Income of $14.8 million, Adjusted EBITDA of $315.1 million
Q4 Revenue of $161.4 million, Net Loss of $18.5 million, Adjusted EBITDA of $85.8 million
Q4 Revenue Growth of 26.3%, Organic Revenue Growth of 16.8%
Q4 Incremental Annualized Revenue Bookings of $29.5 million
Record 2021 Incremental Annualized Revenue Bookings of $80 million

LAS VEGAS, NV — February 24, 2022 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter and full year ended December 31, 2021.

“Switch’s strong fourth quarter results capped off a transformational year for the company, highlighted by record financial and bookings performance, the launch of our fifth PRIME Campus, the successful acquisition and integration of Data Foundry, and our announcement to pursue a REIT conversion effective January 1, 2023,” said Rob Roy, Founder and CEO of Switch. “During Q4, we signed a two-megawatt commitment for LAS VEGAS 15, and expect the first sector to be substantially committed to clients upon its scheduled opening in Q2 2022. Looking ahead to 2022, we see one of the strongest sales pipelines in the company’s history driven by robust client demand for our world-class exascale data center infrastructure.”

Fourth Quarter 2021 Financial Results

Financial Summary ($ in millions, except per share amounts)	Q4 2020	Q3 2021	Q4 2021	Y/Y% Change	Q/Q% Change

Consolidated revenue	$127.7	$158.1	$161.4	26%	2%
Switch revenue (excluding Data Foundry)	$127.7	$146.1	$149.3	17%	2%
Data Foundry revenue	—	$12.0	$12.1	n.m.	1%
Income (loss) from operations[1]	$26.3	$17.8	$(10.8)	n.m.	n.m.
Net income (loss)[1]	$15.3	$(0.9)	$(18.5)	n.m.	n.m.
Net income (loss) per diluted share	$0.05	$(0.00)	$(0.07)	n.m.	n.m.
Adjusted net income per diluted share	$0.06	$0.01	$0.03	-50%	188%
Adjusted EBITDA	$70.6	$76.9	$85.8	22%	12%
Adjusted EBITDA Margin %	55.2%	48.6%	53.2%	-210 bp	450 bp
Adjusted Funds From Operations	$55.6	$51.1	$68.0	22%	33%

Key Performance Indicators	Q4 2020	Q3 2021	Q4 2021	LTM Average
Total Contract Value	$239.9	$94.1	$163.3	$133.0
Annualized Monthly Recurring Revenue	$54.9	$26.9	$47.6	$35.7
Incremental Annualized Revenue	$36.6	$16.2	$29.5	$21.6
Weighted Average Term (yrs)	6.3	4.3	4.9	4.6
1Fourth quarter 2021 income (loss) from operations and net income (loss) includes a noncash litigation settlement of $35 million.

“Switch’s strategic growth initiatives continue to gain traction, producing strong double-digit organic revenue growth for 2021,” said Thomas Morton, President of Switch. “We are pleased with our strong fourth quarter sales activity and ongoing high level of engagement with top enterprise clients that continue to grow within our PRIME Campus ecosystems.”

“Our fourth quarter and full year 2021 results demonstrate the inherent strengths of Switch’s business model, generating strong revenue growth, EBITDA margin expansion, and robust sales execution,” said Gabe Nacht, CFO of Switch. “Our booked-not-billed backlog and highly active sales pipeline provide good visibility to another year of solid growth in 2022.”

Fourth Quarter 2021 Operating Results
Switch reported consolidated fourth quarter 2021 revenue of $161.4 million, increasing 26% compared to the fourth quarter of 2020. Excluding Data Foundry revenue of $12.1 million, Switch fourth quarter revenue totaled $149.3 million, representing 17% organic growth compared to the fourth quarter of 2020. Adjusted EBITDA totaled $85.8 million for Q4 2021, compared to $70.6 million in Q4 2020, reflecting an Adjusted EBITDA margin of 53.2% and year-over-year growth of 22%. Fourth quarter operating results include a $35 million noncash litigation charge which affected both income (loss) from operations and consolidated net income (loss) for the period. As a result of this charge, Switch reported a fourth quarter net loss of $18.5 million, compared to net income of $15.3 million in Q4 2020. Excluding charges related to the settlement and a $4.2 million gain on interest rate swaps, net of tax provision and non-controlling interest, adjusted net income was $4.1 million in the fourth quarter, or $0.03 per diluted share.

Balance Sheet and Liquidity
As of December 31, 2021, Switch’s net debt was $1.6 billion(1), resulting in a net debt to Q4 2021 annualized Adjusted EBITDA(2) ratio of 4.7x. As of December 31, 2021, Switch had liquidity of $411.4 million, including cash and cash equivalents and availability under its revolver.
________________________________________
(1)    Net debt is calculated as total debt outstanding, including finance lease liabilities, of $1.69 billion, net of cash and cash equivalents of $48.3 million, as of December 31, 2021.
(2)    Annualized Adjusted EBITDA is calculated as fourth quarter 2021 Adjusted EBITDA multiplied by four.

Capital Expenditures and Development
Capital expenditures for the fourth quarter totaled $124.0 million, including maintenance capital expenditures of $2.8 million, or 1.8% of total revenue. Growth capital expenditures, excluding land purchases, were $110.7 million for the fourth quarter of 2021, compared to $94.5 million in the same period last year. Capital expenditures for the full year 2021 were $455.7 million, which includes $11.2 million for land purchases and $12.2 million of maintenance capital expenditures.

During the quarter ended December 31, 2021, Switch capital expenditures were primarily incurred as follows: (i) $49.5 million in The Core Campus primarily for continued construction of the first sector at LAS VEGAS 15 and site preparation for LAS VEGAS 14 and 16; (ii) $37.8 million in The Citadel Campus, primarily related to ongoing construction of the TAHOE RENO 2 facility scheduled to open in early 2023; (iii) $18.8 million in The Rock Campus primarily for incremental power and cooling capacity at the AUSTIN 3 facility, and site preparation for the AUSTIN 4 and AUSTIN 5 data centers in Round Rock; and (iv) $17.5 million in The Keep Campus primarily for additional power, cooling, and tenant improvements for the second sector at ATLANTA 1 and construction of the ATLANTA 3 data center, scheduled to open in the second half of 2023.

Dividend
Switch today announced that its Board of Directors has declared a cash dividend of $0.0525 per share of Switch’s Class A common stock. The dividend will be payable on March 22, 2022 to all stockholders of record as of the close of business on March 11, 2022. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.0525 per common unit.

Future declarations of dividends are subject to the determination and discretion of Switch’s Board of Directors based on its consideration of many factors, including Switch’s results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.’s debt agreements, and other factors that Switch’s Board of Directors deems relevant.

Recent Business Highlights
•Signed a three-megawatt expansion order with an existing e-commerce customer at The Citadel Campus representing $6 million in incremental annualized revenue.
•Completed a two-megawatt transaction with an existing cloud software customer at The Core Campus, representing Switch’s initial signing at the LAS VEGAS 15 facility. The contract includes expansion options of up to one additional megawatt of capacity.
•Executed a colocation and network services agreement with an existing Fortune 50 global technology customer, totaling more than $6.5 million of incremental annualized revenue. The agreement will expand the customer’s presence at The Core Campus and also migrate significant portions of its telecommunications network to the CORE Cooperative.
•Completed an expansion order with an existing global logistics customer for additional colocation and network services at The Core Campus and The Keep Campus totaling $5 million of incremental annualized revenue.
•Signed a five-year renewal and expansion order with a leading semiconductor customer at The Core Campus. Inclusive of incremental colocation and network services, the contract represents approximately $5 million of annualized revenue and $25 million of total contract value.
•Completed a three-year renewal of existing services with a Fortune 100 SaaS customer at The Core Campus totaling more than $11 million of total contract value.

2022 Guidance
Switch is introducing full year 2022 guidance as follows:
•Revenue in the range of $660 million to $674 million, reflecting 13% growth at the midpoint.
•Adjusted EBITDA in the range of $345 million to $357 million, reflecting a margin of 52.6% at the midpoint.
•Capital expenditures, excluding land purchases, in the range of $510 million to $560 million.

Switch’s 2022 guidance reflects management’s best assessment of currently available information and forecasts of sales performance, customer installations, and renewal activity for the remainder of 2022. Revenue guidance incorporates the company’s signed revenue backlog as of the date of this release, including a $23 million incremental revenue contribution from the backlog as of December 31, 2021. Guidance for Adjusted EBITDA and Adjusted EBITDA margin reflects the company’s current operating budget for 2022, including amounts for variable costs that are dependent on the level of customer power usage, sales activity, and operating revenue throughout the year. Guidance for capital expenditures is based upon the construction projects currently disclosed by management including data centers that are expected to open in 2023-2024 and thus not expected to generate revenue in the current year. Actual capital expenditures are subject to modulation based on customer demand and deployment timelines.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2022 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income or loss, depreciation and amortization expense, impairment charges, gains or losses on retirement of debt, gains or losses on swaps, and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculation of Adjusted EBITDA.

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on February 24, 2022. Parties in the United States can access the call by dialing 844-200-6205, parties in Canada can dial 833-950-0062, and all international parties can dial 929-526-1599. Please use participant access code 557944.

The webcast will be accessible on Switch’s investor relations website at investors.switch.com for one year. A telephonic replay of the conference call will be available through Thursday, March 3, 2022. To access the replay, U.S. parties can dial 866-813-9403, parties in Canada can dial 226-828-7578, and international parties can dial +44 204 525 0658. The replay access code is 09954.

Upcoming Conferences and Events
Switch management will participate in the following upcoming investor conference:
•Raymond James 43rd Annual Institutional Investor Conference – March 7-8, 2022

Use of Non-GAAP Financial Measures
To supplement Switch’s consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Switch uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Funds From Operations, adjusted net income attributable to Switch, Inc., adjusted net income per diluted share, net debt, and net debt to annualized Adjusted EBITDA, which are non-GAAP measures, in this press release. In addition, Switch presents revenue and Adjusted EBITDA, excluding Data Foundry, which are also non-GAAP measures. Switch defines Adjusted EBITDA as net income (loss) adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment, amortization of customer relationships, and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Switch defines Adjusted Funds from Operations as net income (loss) adjusted for depreciation and amortization of property and equipment, amortization of customer relationships, noncash equity-based compensation, deferred income tax expense, unrealized loss (gain) on swaps, loss on debt extinguishment, maintenance capital expenditures, and certain other items that Switch believes are not indicative of its core operating performance. Switch defines adjusted net income attributable to Switch, Inc. as net income (loss) adjusted for gain (loss) on swaps and noncash litigation settlement expense, net of noncontrolling interest and income taxes calculated using the specific tax treatment applicable to the adjustments. Switch defines net debt as total debt outstanding, including finance lease liabilities, net of cash and cash equivalents. Switch defines net debt to last quarter annualized Adjusted EBITDA as net debt divided by quarterly Adjusted EBITDA multiplied by four. Switch uses net debt and net debt to last quarter annualized Adjusted EBITDA as measures to evaluate its net debt and leverage position. Switch believes that investors also may find such measures to be helpful in assessing its ability to pursue business opportunities and investments.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP financial measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.

Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Net (Loss) Income to Adjusted EBITDA”, “Reconciliation of Net (Loss) Income to Adjusted Funds From Operations,” and the “Reconciliation of Net (Loss) Income Attributable to Switch, Inc. to Adjusted Net Income Attributable to Switch, Inc.” tables in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the company’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to Switch’s guidance relating to revenue, Adjusted EBITDA and capital expenditures for the year ending December 31, 2022; Switch’s expectations regarding operating results, including the timing of revenue growth in 2022; Switch’s expectations regarding its plans to pursue a conversion to a REIT structure, including the timing or completion of such conversion; Switch’s estimated data center construction and opening timelines; Switch’s expectations regarding customer demand and retention, market position, growth and financial results; and Switch’s expectations regarding future declarations of dividends and cash distributions. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation (i) the impact of COVID-19 and its variants on its business operations, including the duration, spread, severity, and reoccurrences of such pandemic, the duration and scope of related government orders and restrictions, the impact on its employees, and the impact on the global economy including demand for its customers, partners and vendors' products and services; (ii) the impact of COVID-19 and its variants on its vendors and suppliers, including disruptions and inefficiencies in the supply chain; (iii) its ability to successfully implement its business strategies and effectively manage its growth and expansion plans; (iv) delays or unexpected costs in development and opening of data center facilities; (v) any slowdown in demand for its existing data center resources; (vi) its ability to attract new customers, realize the anticipated benefits of its new contracts and achieve sufficient customer demand to realize future expected returns on its investments; (vii) its ability to effectively compete in the data center market; (viii) its ability to license space in its existing data centers; (ix) the geographic concentration of its data centers in certain markets; (x) local economic, credit and market conditions that impact its customers in these markets; (xi) the impact of delays or disruptions in third-party network connectivity; (xii) developments in the technology and data center industries in general that negatively impact Switch, including development of new technologies, adoption of new industry standards, declines in the technology industry or slowdown in the growth of the Internet; (xiii) its ability to adapt to evolving technologies and customer demands in a timely and cost-effective manner; (xiv) its ability to obtain necessary capital to fund its capital requirements and its ability to continue to comply with covenants and terms in its credit instruments; (xv) fluctuations in interest rates and increased operating costs, including power costs; (xvi) significant disruptions, security breaches, including cyber security breaches, or system failures at any of its data center facilities; (xvii) loss of significant customers or key personnel; (xiii) the impact of future changes in legislation and regulations, including changes in real estate and zoning laws, the Americans with Disabilities Act of 1990, environmental and other laws that impact its business and industry, in addition to those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Switch’s most recent Annual Report on Form 10-K and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the Investors section of Switch’s website at investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch
Switch (NYSE: SWCH), is the independent leader in exascale data center ecosystems, edge data center designs, industry-leading telecommunications solutions and next-generation technology innovation. Switch Founder and CEO Rob Roy has developed more than 700 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solutions.

We innovate to sustainably progress the digital foundation of the connected world with a focus on enterprise-class and emerging hybrid cloud solutions. The Switch PRIMEs, located in Las Vegas and Tahoe Reno, Nevada; Grand Rapids, Michigan; Atlanta, Georgia; and Austin, Texas are the world’s most powerful exascale data center campus ecosystems with low latency to major U.S. markets. Visit switch.com for more information or follow us on LinkedIn and Twitter.

Investor Contact:
Matthew Heinz, CFA
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,325	$90,719
Restricted cash	1,890	—
Accounts receivable, net of allowance for credit losses of $361 and $792, respectively	18,368	21,723
Prepaid expenses	10,265	8,171
Other current assets, net of allowance for credit losses of $3 and $0, respectively	4,624	2,235
Total current assets	83,472	122,848
Property and equipment, net	2,237,059	1,737,415
Long-term deposit	13,504	2,626
Deferred income taxes	295,699	203,201
Intangible assets, net	125,758	2,423
Goodwill	106,350	—
Other assets, net of allowance for credit losses of $91 and $87, respectively	56,776	45,943
TOTAL ASSETS	$2,918,618	$2,114,456

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt, current portion	$4,000	$—
Accounts payable	55,262	14,588
Accrued salaries and benefits	6,786	4,884
Accrued interest	8,577	7,132
Accrued expenses and other	18,285	9,686
Accrued construction payables	31,093	27,162
Deferred revenue, current portion	16,905	14,870
Customer deposits	16,335	12,348
Swap liability, current portion	8,062	9,418
Operating lease liability, current portion	3,281	3,512
Total current liabilities	168,586	103,600
Long-term debt, net	1,611,962	991,213
Operating lease liability	32,157	25,536
Finance lease liability	57,376	57,516
Deferred revenue	25,921	23,862
Liabilities under tax receivable agreement	395,615	278,865
Other long-term liabilities	8,360	22,897
TOTAL LIABILITIES	2,299,977	1,503,489
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 145,187 and 119,009 shares issued and outstanding, respectively	145	119
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 98,331 and 121,640 shares issued and outstanding, respectively	98	122
Class C common stock, $0.001 par value per share, 75,000 shares authorized, none issued and outstanding	—	—
Additional paid in capital	352,984	266,129
(Accumulated deficit) retained earnings	(23,022)	9
Accumulated other comprehensive (loss) income	(568)	79
Total Switch, Inc. stockholders’ equity	329,637	266,458
Noncontrolling interest	289,004	344,509
TOTAL STOCKHOLDERS’ EQUITY	618,641	610,967
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,918,618	$2,114,456

Switch, Inc.
Consolidated Statements of Comprehensive (Loss) Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue	$161,385	$127,749	$592,045	$511,547
Cost of revenue	93,537	69,900	339,637	279,475
Gross profit	67,848	57,849	252,408	232,072
Selling, general and administrative expense	43,662	31,589	161,380	136,659
Litigation settlement expense	35,000	—	35,000	—
(Loss) income from operations	(10,814)	26,260	56,028	95,413
Other income (expense):
Interest expense, including $661, $583, $2,553, and $1,840 respectively, in amortization of debt issuance costs and original issue discount	(13,521)	(9,092)	(47,642)	(29,774)
Gain (loss) on swaps	4,203	(232)	585	(23,489)
Loss on extinguishment of debt	—	—	(146)	(245)
Equity in net losses of investments	(281)	—	(1,206)	—
Gain on sale of equity method investment	—	—	5,374	—
Other	324	267	4,416	1,000
Total other expense	(9,275)	(9,057)	(38,619)	(52,508)
(Loss) income before income taxes	(20,089)	17,203	17,409	42,905
Income tax benefit (expense)	1,629	(1,908)	(2,658)	(4,530)
Net (loss) income	(18,460)	15,295	14,751	38,375
Less: net (loss) income attributable to noncontrolling interest	(8,239)	8,843	9,339	22,836
Net (loss) income attributable to Switch, Inc.	$(10,221)	$6,452	$5,412	$15,539

Net (loss) income per share:
Basic	$(0.07)	$0.06	$0.04	$0.15
Diluted	$(0.07)	$0.05	$0.04	$0.14

Weighted average shares used in computing net (loss) income per share:
Basic	143,063	115,111	134,091	105,822
Diluted	143,063	243,346	138,699	243,501

Other comprehensive income:
Foreign currency translation adjustment, net of reclassification adjustment and tax of $0	(994)	—	(1,468)	—
Comprehensive (loss) income	(19,454)	15,295	13,283	38,375
Less: comprehensive (loss) income attributable to noncontrolling interest	(8,647)	8,843	8,518	22,836
Comprehensive (loss) income attributable to Switch, Inc.	$(10,807)	$18,598	$4,765	$15,539

Switch, Inc.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended			Years Ended December 31,
	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
Net (loss) income	$(18,460)	$(867)	$15,295	$14,751	$38,375
Interest expense	13,521	15,166	9,092	47,642	29,774
Interest income	(36)	(36)	(40)	(149)	(156)
Income tax (benefit) expense	(1,629)	(278)	1,908	2,658	4,530
Depreciation and amortization of property and equipment	47,336	45,138	37,416	172,550	142,738
Amortization of customer relationships	1,563	1,562	—	3,542	—
Loss on disposal of property and equipment	193	32	79	404	362
Equity-based compensation	8,005	7,053	6,583	29,883	28,733
(Gain) loss on swaps	(4,203)	3,853	232	(585)	23,489
Litigation expense	4,253	4,717	—	8,970	239
Noncash litigation settlement expense	35,000	—	—	35,000	—
Equity in net losses of investments	281	326	—	1,206	—
Loss on extinguishment of debt	—	146	—	146	245
Acquisition-related costs	—	82	—	4,485	—
Gain on sale of equity method investment	—	—	—	(5,374)	—
Adjusted EBITDA	$85,824	$76,894	$70,565	$315,129	$268,329

Switch, Inc.
Reconciliation of Net (Loss) Income to Adjusted Funds From Operations
(in thousands)
(unaudited)

	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Net (loss) income	$(18,460)	$(867)	$15,295
Income tax (benefit) expense	(1,629)	(278)	1,908
Depreciation and amortization of property and equipment	47,336	45,138	37,416
Amortization of customer relationships	1,563	1,562	—
Loss on disposal of property and equipment	193	32	79
Maintenance capital expenditures	(2,839)	(3,700)	(3,405)
Equity-based compensation	8,005	7,053	6,583
Unrealized gain on swaps	(5,881)	(4,293)	(2,158)
Amortization of deferred financing costs	661	689	583
Installation adjustment, net	1,171	36	112
Other adjustments, net	(1,630)	407	(853)
Equity in net losses of investments	281	326	—
Litigation expense	4,253	4,717	—
Noncash litigation settlement expense	35,000	—	—
Loss on extinguishment of debt	—	146	—
Acquisition-related costs	—	82	—
Adjusted Funds From Operations	$68,024	$51,050	$55,560

Switch, Inc.
Reconciliation of Net (Loss) Income Attributable to Switch, Inc. to
Adjusted Net Income Attributable to Switch, Inc.
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net (loss) income attributable to Switch, Inc.	$(10,221)	$6,452	$5,412	$15,539
(Gain) loss on swaps	(4,203)	232	(585)	23,489
Noncash litigation settlement expense	35,000	—	35,000	—
Income tax impact on adjustments(1)	(3,815)	(23)	(4,259)	(2,015)
Noncontrolling interest impact on adjustments	(12,632)	(120)	(14,133)	(13,896)
Adjusted net income attributable to Switch, Inc.	$4,129	$6,541	$21,435	$23,117

Adjusted net income per share—diluted	$0.03	$0.06	$0.15	$0.21
Weighted average shares used in computing adjusted net income per share—diluted	149,427	117,887	138,699	108,489
________________________________________

(1)The income tax impact is derived by applying the U.S. statutory tax rate to Switch, Inc.’s portion of the adjustment.

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